UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2014

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.	Results of Operations and Financial Condition

On December 4, 2014, Destination Maternity Corporation (the “Company”) issued a press release and held a broadly accessible conference call to discuss its financial results for its fourth fiscal quarter and fiscal year ended September 30, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the script read by management during the conference call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The press release contained non-GAAP financial measures within the meaning of the Securities and Exchange Commission’s Regulation G, including: (a) Adjusted EBITDA (operating income before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss (gain) on disposal of assets; and (iv) stock-based compensation expense), together with the percentage of net sales represented by this measure; (b) Adjusted EBITDA before other charges, together with the percentage of net sales represented by this measure; and (c) Adjusted net income (net income before certain charges or credits), together with the per share-diluted amount represented by this measure.

The Company believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations and/or financial position to both investors and management. Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders. The Company uses each of these non-GAAP financial measures as a measure of the performance of the Company. The Company provides these measures to investors to assist them in performing their analysis of its historical operating results. Each of these non-GAAP financial measures, except net cash, reflects a measure of the Company’s operating results before consideration of certain charges and consequently, none of these measures should be construed as an alternative to net income or operating income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate each of these non-GAAP financial measures differently than other companies.

With respect to the non-GAAP financial measures discussed in the press release, the Company has provided, as an attachment to such press release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The disclosure in this Current Report, including in the Exhibits attached hereto, of any financial information shall not constitute an admission that such information is material.

Item 5.02.	Compensatory Arrangements of Certain Officers.

On December 1, 2014, the Compensation Committee of the Board (the “Committee”) approved an amendment to the Company’s 2013 Management Incentive Program (the “MIP”) to reflect the change in the Company’s fiscal year (described below in Item 8.01). The amended MIP is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On December 1, 2014, in recognition of their contributions to the Company and in lieu of any bonus opportunity under the MIP for the period between October 1, 2014 and January 31, 2015, each of Christopher F. Daniel, the Company’s President, Ronald J. Masciantonio, the Company’s Executive Vice President & Chief Administrative Officer, and Judd P. Tirnauer, the Company’s Executive Vice President & Chief Financial Officer, were granted a special bonus opportunity of $100,000 (each a “Special Bonus”) pursuant to the terms of letter agreements with the Company. Each Special Bonus will be paid as a cash lump-sum (less applicable withholding) on the first regularly scheduled payroll date that occurs at least 10 days after November 1, 2015 (the “Payment Date”), provided the executive remains continuously employed by the Company through the Payment Date. If the executive’s employment ceases prior to the Payment Date due to a termination by the Company without “Cause” or due to a resignation for “Good Reason,” then subject to the execution of a release of claims, the executive will be paid the Special Bonus within 45 days of the applicable cessation date. If the executive’s employment by the Company ceases prior to the Payment Date for any reason other than as described in the preceding sentence, the executive will not receive the Special Bonus. The letter agreements also include some other clarifying changes to each executive’s employment agreement which provide the Committee with flexibility in the administration of the Company’s cash bonus program and which reflect the change in the Company’s fiscal year. Finally, Mr. Daniel’s letter agreement provides that, with respect to fiscal years beginning on or after February 1, 2015, his annual target bonus opportunity will increase from 60% to 70% of his annual base salary.

Similarly, on December 1, 2014, the Committee approved a letter agreement that amends the Company’s employment agreement with Anthony M. Romano, the Company’s Chief Executive Officer. This letter agreement provides that, in lieu of any bonus opportunity for the period between October 1, 2014 and January 31, 2015, Mr. Romano’s bonus opportunity for the 12 month period beginning February 1, 2015 will be 133% of the otherwise applicable annual amount. As a result of the change in the Company’s fiscal year, there will be a four month extension in the interval between annual equity awards. To compensate for this 16 (rather than 12) month interval between annual awards, the letter agreement also provides that the grant date fair value of Mr. Romano’s next annual equity award will be 133% of the otherwise applicable annual amount. The letter agreement also revises the composition of Mr. Romano’s next annual equity award to be as follows: 50% stock options, 25% restricted stock and 25% performance-based restricted stock units (“PRSUs”). Finally, the letter agreement makes certain clarifying changes to Mr. Romano’s employment agreement to give the Committee flexibility in the administration of the Company’s cash bonus program and to reflect the change in the Company’s fiscal year.

The letter agreements amending the Company’s employment agreements with Messrs. Daniel, Masciantonio, Tirnauer and Romano are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by this reference.

On December 3, 2014, the Committee also approved annual equity awards for the Company’s named executive officers. The awards include a mix of stock options, restricted stock and PRSUs, all on terms substantially consistent with the Company’s past practice. In the ordinary course, the Committee would have set the aggregate grant date fair value of awards to named executive officers other than Mr. Romano at the median peer group benchmark value by position, as determined by The Hay Group. However, due to the change in the Company’s fiscal year, the Committee does not again intend to make annual equity grants to named executive officers until April 2016. To compensate for this 16 (rather than 12) month interval between annual awards, the Committee set the grant date fair values of these awards at 133% of the amounts it would have otherwise granted in the ordinary course. The grant date fair value of Mr. Romano’s award was set at the amount specified in his amended employment agreement (133% of the otherwise applicable annual amount), as described above. The awards are summarized below:

Named Executive Officer	Shares subject to Stock Options	Number of shares of Restricted Stock	Shares subject to PRSUs (at target)	Aggregate Grant Date Fair Value
Anthony M. Romano	177,618	19,183	19,183	$1,097,250
Christopher F. Daniel	102,265	11,045	11,045	$631,750
Ronald J. Masciantonio	75,353	8,138	8,138	$465,500
Judd P. Tirnauer	75,353	8,138	8,138	$465,500

Item 8.01.	Other Events.

On December 3, 2014, the Board of Directors of the Company (the “Board”) approved a change in the fiscal year of the Company to a 52/53 week retail calendar beginning February 1, 2015 with the fiscal year ending on the Saturday closest to January 31st in each succeeding year. Prior to the change the Company’s fiscal year began on October 1st and ended on September 30th. The Company will have a transition period from October 1, 2014 through January 31, 2015 and will file a Transition Report on Form 10-Q on or before March 12, 2015 for such transition period. The Company’s 2015 fiscal year will cover the calendar year beginning February 1, 2015 and ending January 30, 2016.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed or furnished with this Form 8-K:

Exhibit No.	Description

99.1	Press Release of the Company issued December 4, 2014.

99.2	Script for December 4, 2014 Earnings Release Conference Call.

10.1	Destination Maternity Corporation 2013 Management Incentive Program, as amended effective December 3, 2014.

10.2	Letter Agreement between the Company and Christopher F. Daniel dated December 3, 2014.

10.3	Letter Agreement between the Company and Ronald J. Masciantonio dated December 3, 2014.

10.4	Letter Agreement between the Company and Judd P. Tirnauer dated December 3, 2014.

10.5	Letter Agreement between the Company and Anthony M. Romano dated December 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 5, 2014	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company issued December 4, 2014.

99.2	Script for December 4, 2014 Earnings Release Conference Call.

10.1	Destination Maternity Corporation 2013 Management Incentive Program (as amended effective December 3, 2014).

10.2	Letter Agreement between the Company and Christopher F. Daniel dated December 3, 2014.

10.3	Letter Agreement between the Company and Ronald J. Masciantonio dated December 3, 2014.

10.4	Letter Agreement between the Company and Judd P. Tirnauer dated December 3, 2014.

10.5	Letter Agreement between the Company and Anthony M. Romano dated December 3, 2014.